Exhibit 1.1

PEARL DIVER CREDIT cOMPANY iNC.

Common Stock

EQUITY DISTRIBUTION AGREEMENT

September 19, 2025

Lucid Capital Markets, LLC

570 Lexington Avenue, 40th Floor

New York, New York 10022

Dear Ladies and Gentlemen:

Pearl Diver Credit Company Inc., a Delaware corporation (the “Fund”), and Pearl Diver Capital LLP, a limited liability partnership incorporated under the laws of England and Wales (the “Adviser”), confirm their respective agreement (this “Agreement”) with, and the appointment of, Lucid Capital Markets, LLC (the “Placement Agent”) to act as placement agent and/or principal in connection with the proposed issuance and sale of shares of common stock, $0.001 par value per share (the “Common Stock”), of the Fund (the “Shares”), from time to time during the term of this Agreement having an aggregate offering price of up to $75,000,000 (the “Maximum Amount”).

Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth herein regarding the amount of Shares to be issued and sold under this Agreement, including any limitations on the amount of securities sold by the Fund during any period under the Securities Act Regulations (as defined below) or such other rules and regulations as may be applicable to the Fund, including certain United States Securities and Exchange Commission (the “Commission”) rules that prohibit the Fund from selling securities in a public primary offering with a value exceeding more than one-third of its public float in any 12-month period so long as its public float remains below $75.0 million, as such amounts are calculated pursuant to General Instruction I.B.6 of Form S-3, shall be the sole responsibility of the Fund, and the Placement Agent shall have no obligation in connection with such compliance. The issuance and sale of the Shares through the Placement Agent will be effected pursuant to the Registration Statement (as defined below) filed by the Fund and declared effective by the Commission, although nothing in this Agreement shall be construed as requiring the Fund to use the Registration Statement to issue the Shares.

The Fund has prepared and filed with the Commission under the Securities Act of 1933, as amended (the “Securities Act”), the rules and regulations of the Commission thereunder (the “Securities Act Regulations”) and the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “1940 Act”) a registration statement on Form N-2, listed on Schedule 1 hereto, relating to, among other securities, the Shares. The registration statement as amended, including the exhibits and schedules thereto, at the time it became effective, including the information, if any, deemed to be part of the registration statement at the time of its effectiveness pursuant to Rule 430B of the Securities Act Regulations, and all documents incorporated or deemed to be incorporated therein by reference, is hereinafter referred to as the “Registration Statement.” The base prospectus included in the Registration Statement (including the information if any, deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430B under the Securities Act Regulations), in the form in which it was distributed, is hereinafter referred to as the “Base Prospectus.” The prospectus supplement to be filed with the Commission pursuant to Rule 424 of the Securities Act Regulations and all documents incorporated or deemed to be incorporated therein by reference and to be used to confirm sales is hereinafter referred to, together with the Base Prospectus, as the “Prospectus.” If the Fund has filed an abbreviated registration statement pursuant to Rule 462(b) of the Securities Act Regulations (a “Rule 462(b) Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462(b) Registration Statement. The Fund may amend Schedule 1 from time to time by providing notice to the Placement Agent pursuant to Section 14 of this Agreement. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall include any copy filed with the Commission pursuant to the Electronic Data Gathering Analysis and Retrieval System or any successor thereto (collectively “EDGAR”).

On October 24, 2023, the Fund filed a notification on Form N-8A (the “Notification”) of registration of the Fund as an investment company under the 1940 Act. On July 16, 2024, the Fund filed with the Commission a Form 8-A to register its Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Fund has entered into (i) an investment advisory agreement with the Adviser, as amended and restated as of July 12, 2024 (“Investment Advisory Agreement”), (ii) a custody agreement with US Bank National Association dated July 12, 2024 (the “Custody Agreement”), and (iii) a Services Agreement with ALPS Fund Services, Inc. and SS&C GIDS, Inc. dated as of May 20, 2024 (the “Services Agreement”). This Agreement, the Investment Advisory Agreement, Custodian Agreement, and Services Agreement are collectively referred to herein as the “Fund Agreements.”

The Fund and the Placement Agent agree as follows:

SECTION 1.          Placements.

Each time that the Fund wishes to issue and sell the Shares hereunder (each, a “Placement”), it will notify the Placement Agent by email notice (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which the Fund desires the Shares to be sold, which shall at a minimum include the number of Shares to be issued and sold (the “Placement Securities”), the time period during which sales are requested to be made, any limitation on the number of Shares that may be sold in any one day and any minimum price below which sales may not be made (which minimum price shall not be less than the Fund’s then current net asset value per share, unless the Fund has received the requisite approval from stockholders as required pursuant to the 1940 Act) (a “Placement Notice”), a form of which containing such minimum sales parameters is attached hereto as Exhibit A. The Placement Notice shall originate from any of the individuals from the Fund set forth on Exhibit B (with a copy to each of the other individuals from the Fund listed on such schedule), and shall be addressed to each of the individuals from the Placement Agent set forth on Exhibit B, as such Exhibit B may be amended from time to time.

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If the Placement Agent wishes to accept such proposed terms included in the Placement Notice (which it may decline to do so for any reason in its sole discretion) or, following discussion with the Fund, wishes to accept amended terms, the Placement Agent, will, prior to 4:30 p.m. (New York City Time) on the Trading Day (as defined below) following the Trading Day on which such Placement Notice is delivered to the Placement Agent, issue to the Fund a notice by email (or other method mutually agreed to in writing by the parties), addressed to all of the individuals from the Fund and the Placement Agent set forth on Exhibit B, confirming all of the terms of the Placement or setting forth the terms that the Placement Agent is willing to accept. Where the terms provided in the Placement Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Fund or the Placement Agent until the Fund delivers to the Placement Agent an acceptance by email (or other method mutually agreed to in writing by the parties) of all of the terms of such Placement Notice, as amended (the “Acceptance”), which email shall be addressed to all of the individuals from the Fund and the Placement Agent set forth on Exhibit B. The Placement Notice (as amended by the corresponding Acceptance, if applicable) shall be effective upon receipt by the Fund of the Placement Agent’s acceptance of the terms of the Placement Notice on behalf of the Placement Agent, or upon receipt by the Placement Agent of the Fund’s Acceptance, as the case may be, unless and until (i) the entire amount of the Placement Securities has been sold, (ii) the Fund or the Placement Agent terminates the Placement Notice in accordance with Section 3 below, (iii) the Fund issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, (iv) this Agreement has been terminated under the provisions of Section 10 below or (v) either party shall have suspended the sale of the Placement Securities in accordance with Section 3 below. The amount of any commission, discount or other compensation to be paid by the Fund to the Placement Agent in connection with the sale of the Placement Securities shall be calculated in accordance with the terms set forth in Exhibit C or as may otherwise be agreed between the Fund and the Placement Agent. It is expressly acknowledged and agreed that neither the Fund nor the Placement Agent will have any obligation whatsoever with respect to a Placement or any Placement Securities unless and until the Fund delivers a Placement Notice to the Placement Agent and either (i) the Placement Agent accepts the terms of such Placement Notice or (ii) where the terms of such Placement Notice are amended, the Fund accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable) and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice (as amended by the corresponding Acceptance, if applicable), the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable) will control. For the purposes hereof, “Business Day” means any day other than a Saturday, Sunday or a day on which the New York Stock Exchange is closed or on which commercial banks located in New York City are required or authorized by law to close.

SECTION 2.          Sale of Placement Securities by the Placement Agent.

On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Placement Agent, for the period specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Placement Securities up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). The Placement Agent will provide written confirmation to the Fund no later than the opening of the Trading Day immediately following the Trading Day on which it has made sales of Placement Securities hereunder setting forth the number of Placement Securities sold on such day, the compensation payable by the Fund to the Placement Agent pursuant to Section 1 with respect to such sales, and the Net Proceeds (as defined below) payable to the Fund, with an itemization of the deductions made by the Placement Agent (as set forth in Section 7(b) below) from the gross proceeds that it receives from such sales. Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), the Placement Agent may sell Placement Securities by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including without limitation sales made directly on the New York Stock Exchange, on any other existing trading market for the Shares or to or through a market maker. Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), the Placement Agent may also sell Placement Securities by any other method permitted by law, including but not limited to in privately negotiated transactions. For the purposes hereof, “Trading Day” means any day on which Shares are purchased and sold on the principal market on which the Shares are listed or quoted.

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The Fund acknowledges and agrees that the Placement Agent shall have no obligation to sell the Placement Securities in the event that an offer or sale of the Shares on behalf of the Fund may, in the reasonable judgment of the Placement Agent, constitute the sale of a “block” under Rule 10b-18(a)(5) under the Exchange Act or a “distribution” within the meaning of Rule 100 of Regulation M under the Exchange Act (“Regulation M”) or the Placement Agent reasonably believes that it may be deemed to be an “underwriter” under the Securities Act in a transaction that is other than by means of ordinary brokers’ transactions; and the Placement Agent covenants and agrees not to make any sales of the Shares on behalf of the Fund that constitute the sale of a “block” under Rule 10b-18(a)(5) under the Exchange Act or a “distribution” within the meaning of Rule 100 of Regulation M unless the Fund and the Placement Agent mutually agree.

SECTION 3.          Suspension of Sales. The Fund or the Placement Agent may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Exhibit B, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Exhibit B), suspend or terminate any sale of Placement Securities; provided, however, that such suspension or termination shall not affect or impair either party’s obligations with respect to any Placement Securities sold hereunder prior to the receipt of such notice. Each of the parties agrees that no such notice under this Section 3 shall be effective against the other unless it is made to one of the individuals named on Exhibit B hereto, as such Exhibit may be amended from time to time.

SECTION 4.          Representations and Warranties of the Fund and the Adviser. The Fund represents and warrants to and agrees with, and the Adviser represents and warrants to and agrees with, the Placement Agent as of the date hereof, as of each Representation Date (as defined below) on which a certificate is required to be delivered pursuant to Section 9(a) of this Agreement, as of the time of each sale of any Common Shares pursuant to this Agreement as agreed by the Fund and the Placement Agent (each, an “Applicable Time”) and as of each Settlement Date (as defined below), as follows:

(a)                the Fund has prepared and filed with the Commission the Registration Statement, including the Prospectus, for registration under the Securities Act of the issuance and sale of certain securities, including the Shares, from time to time by the Fund. The Fund has prepared and filed with the Commission the Prospectus relating to the Shares in accordance with Rule 424 of the Securities Act Regulations;

(b)                the Fund has an authorized capitalization as set forth in the Prospectus under the caption “Description of our Capital Stock,” at the date indicated;

(c)                all of the issued and outstanding shares of capital stock of the Fund have been duly and validly authorized and issued and are fully paid and non-assessable, and have not been issued in violation of or subject to any preemptive right, resale right, right of first refusal or other similar right of stockholders arising by operation of law, under the certificate of incorporation, bylaws, certificate of designation or other applicable governing document (collectively, the “Charter Documents”) of the Fund, under any agreement to which the Fund is a party or otherwise; except as disclosed in the Prospectus, there are no outstanding (x) securities or obligations of the Fund convertible into or exchangeable for any shares of capital stock of the Fund, (y) warrants, rights or options to subscribe for or purchase from the Fund any such shares of capital stock of the Fund, partnership interest, or membership interest or any such convertible or exchangeable securities or obligations, or (z) obligations of the Fund to issue or sell any shares of capital stock of the Fund, partnership interest, or membership interest, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options;

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(d)                the Fund is a Delaware corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with requisite corporate power and authority to own, lease or operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to execute and deliver and perform its obligations under the Fund Agreements and to consummate the transactions contemplated therein;

(e)                the Fund is duly qualified or licensed by, and is in good standing in, each jurisdiction in which it conducts its business, or in which it owns or leases real property or otherwise maintains an office, and in which such qualification or licensing is necessary and in which the failure, individually or in the aggregate, to be so qualified or licensed would reasonably be expected to have a material adverse effect on the assets, business, operations, earnings, properties or condition (financial or otherwise), present or prospective, of the Fund (any such effect or change, where the context so requires, is hereinafter called a “Material Adverse Effect” or a “Material Adverse Change”); other than as disclosed in the Prospectus, the Fund does not own, directly or indirectly, any shares of capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other association;

(f)                 the Fund, subject to the filing of the Prospectus under Rule 424 of the Securities Act Regulations, has taken all required action under the Securities Act and the 1940 Act to consummate the transactions contemplated by this Agreement;

(g)                the Fund is in compliance in all material respects with all applicable laws, rules, regulations, orders, decrees and judgments, including those relating to transactions with affiliates and including certain Commission rules that prohibit the Fund from selling securities in a public primary offering with a value exceeding more than one-third of its public float in any 12-month period so long as its public float remains below $75.0 million, as such amounts are calculated pursuant to General Instruction I.B.6 of Form S-3;

(h)                the Fund is not in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or part of such indebtedness under), its Charter Documents or in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Fund is a party or by which it or its properties is bound or affected, except for such breaches or defaults which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(i)                 the execution, delivery and performance by the Fund of this Agreement, the transactions contemplated by this Agreement (including, without limitation, the issuance and sale of the Shares), the delivery of the Shares by the Fund, the Fund’s use of the proceeds from the sale of the Shares as described in the Registration Statement and the Prospectus, the consummation by the Fund of the transactions contemplated by the Fund Agreements, and compliance by the Fund with the terms and provisions hereunder and thereunder, will not: (x) conflict with, or result in any breach of, or constitute a default under (or constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (A) any provision of the Charter Documents of the Fund, (B) any provision of any contract, license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Fund is a party or by which any of them or their respective properties may be bound or affected, or (C) any federal, state, local or foreign law, regulation, rule, decree, judgment or order (each a “Legal Requirement”) issued by the U.S. government or any state, local or foreign government, court, administrative agency or commission or other governmental agency, authority or instrumentality, domestic or foreign, of competent jurisdiction (each a “Governmental Authority”) applicable to the Fund, except in the case of clauses (B) or (C) for such conflicts, breaches or defaults which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (y) result in the creation or imposition of any lien, charge, claim or encumbrance upon any material property or asset of the Fund;

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(j)                 each of the Fund Agreements has been duly authorized, executed and delivered by the Fund and constitutes legal, valid and binding agreements of the Fund enforceable in accordance with their respective terms, except, in each case, as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles, and except to the extent that the indemnification and contribution provisions of Section 11 hereof or thereof may be limited by federal or state securities laws and public policy considerations in respect thereof;

(k)                each of the Fund Agreements complies in all material respects with all applicable provisions of the 1940 Act, the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Advisers Act”), the Fund’s stockholders have approved the Investment Advisory Agreement as required by Section 15(a) of the 1940 Act and the Fund’s board of directors has approved the Investment Advisory Agreement as required by Section 15(c) of the 1940 Act. The operations of the Fund, as described in the Prospectus, are, and at all times through the completion of the transactions contemplated hereby, will be, in compliance in all material respects with the provisions of the 1940 Act. The provisions of the Charter Documents and the investment objective, policies and restrictions described in the Prospectus, assuming they are implemented as so described, comply, and at all times through the completion of the transactions contemplated hereby, will comply in all material respects with the applicable requirements of the 1940 Act. The terms of the Investment Advisory Agreement, including compensation terms, comply with the provisions of Sections 15(a) and 15(c) of the 1940 Act and Section 205 of the Advisers Act;

(l)                 except as disclosed in the Prospectus, no director of the Fund is an “interested person” (as defined in the 1940 Act) of the Fund or an “affiliated person” (as defined in the 1940 Act) of the Placement Agent;

(m)              no (i) approval, authorization, consent or order of or filing with any Governmental Authority, (ii) authorization, approval, vote or other consent of any holder of securities of the Fund or any creditor of the Fund, or (iii) waiver or consent under any material agreement is required in connection with the Fund’s execution, delivery and performance of each of the Fund Agreements, its consummation of the transactions contemplated by this Agreement (including, without limitation, the issuance and sale of the Shares), and its delivery of the Shares, other than (A) such as have been obtained, or will have been obtained at the completion of the transactions contemplated hereby, as the case may be, under the Securities Act, the Exchange Act, the 1940 Act and the Advisers Act, (B) such approvals as may be required in connection with the approval of the listing of the Shares on the New York Stock Exchange and (C) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Placement Agent or the rules and regulations of Financial Industry Regulatory Authority (“FINRA”);

(n)                except as disclosed in the Prospectus, the Fund has all necessary licenses, permits, authorizations, accreditations, certifications, consents and approvals and has made all necessary filings required under any Legal Requirement, and has obtained all necessary licenses, permits, authorizations, accreditations, certifications, consents and approvals from other persons required in order to conduct its business as described in the Prospectus, except to the extent that any failure to have any such licenses, permits, authorizations, accreditations, certifications, consents or approvals to make any such filings or to obtain any such licenses, permits, authorizations, accreditations, certifications, consents or approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; the Fund is not in violation of, or in default under, or has received any notice regarding a possible violation of, default under, or revocation of, any such license, permit, authorization, accreditation, certification, consent or approval or any Legal Requirement applicable to the Fund the effect of which would reasonably be expected to have a Material Adverse Change; and no such license, permit, authorization, accreditation, certification, consent or approval contains a materially burdensome restriction that is not adequately disclosed in the Prospectus;

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(o)                the Registration Statement has been declared effective by the Commission and any Rule 462(b) Registration Statement will have become effective upon filing, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued by the Commission and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Fund, are contemplated or threatened by the Commission, and the Fund has complied to the Commission’s satisfaction with any request on the part of the Commission for additional information;

(p)                the Registration Statement is effective under the Securities Act as of the date hereof complied or will comply, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus, when they become effective or are filed with the Commission, as the case may be, will comply, in all material respects with the requirements of the Securities Act, the Securities Act Regulations and the 1940 Act; the conditions to the use of Form N-2 in connection with the sale of the Placement Securities as contemplated hereby have been satisfied.

(q)                the Registration Statement as of its effective date and as of the date hereof did not, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus or any amendments thereof or supplements thereto will not, as of its date and as of the respective dates of any amendments or supplements thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that in each case the Fund makes no warranty or representation with respect to any statement contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with the information concerning the Placement Agent and furnished in writing by or on behalf of the Placement Agent to the Fund expressly for use therein (that information being limited to that described in the last sentence of the first paragraph of Section 11(b) hereof);

(r)                 the Prospectus does not and will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that in each case the Fund makes no warranty or representation with respect to any statement contained in or omitted from the Prospectus, in reliance upon and in conformity with the information concerning the Placement Agent and furnished in writing by or on behalf of the Placement Agent to the Fund expressly for use therein (that information being limited to that described in the last sentence of the first paragraph of Section 11(b) hereof);

(s)                 the Prospectus delivered or to be delivered to the Placement Agent for use in connection with the sale of the Placement Securities contemplated herein has been and will be identical to the version of such document transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T;

(t)                 there are no actions, suits, arbitrations, claims, proceedings, inquiries or investigations pending or, to the knowledge of the Fund, threatened against the Fund, or any of its properties or, to the Fund’s knowledge, directors, officers or affiliates, at law or in equity, or before or by any Governmental Authority, which would reasonably be expected to result in a judgment, decree, award or order having a Material Adverse Effect;

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(u)                the financial statements, including the notes thereto, included in each of the Registration Statement and the Prospectus present fairly the consolidated financial position of the entities to which such financial statements relate (the “Covered Entities”) as of the dates indicated and the consolidated results of operations and changes in financial position and cash flows of the Covered Entities for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States and on a consistent basis during the periods involved (except as otherwise noted therein and in accordance with Regulation S-X promulgated by the Commission); the financial statement schedules, if any, included or incorporated by reference in the Registration Statement and the Prospectus fairly present the information shown therein and have been compiled on a basis consistent with the financial statements included in the Registration Statement and the Prospectus; no other financial statements or supporting schedules are required to be included in the Registration Statement or the Prospectus; and the Fund does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement;

(v)                the independent registered public accounting firm whose reports on the financial statements of the Fund are filed or incorporated by reference with the Commission as part of each of the Registration Statement and the Prospectus, are, and were during the periods covered by such reports, independent public accountants within the meaning of, and as required by, the Securities Act, the Securities Act Regulations and the 1940 Act and are registered with the Public Company Accounting Oversight Board;

(w)              subsequent to the respective dates as of which information is given in each of the Registration Statement and the Prospectus (as amended or supplemented), and except as may be otherwise stated or incorporated by reference in such documents (as amended or supplemented), there has not been (i) any event, circumstance or change that has had, or would reasonably be expected to have, a Material Adverse Effect, (ii) any transaction, other than in the ordinary course of business, which is material to the Fund, contemplated or entered into by the Fund, (iii) any obligation, contingent or otherwise, directly or indirectly incurred by the Fund, other than in the ordinary course of business, which would reasonably be expected to have a Material Adverse Effect, or (iv) any dividend or distribution of any kind declared, paid or made by the Fund on any class of its shares of capital stock, or any purchase by the Fund of any of its outstanding shares of capital stock;

(x)                the Fund’s current business operations and investments are in compliance in all material respects with the provisions of the 1940 Act and, after giving effect to the issuance and sale of the Shares, will be in compliance in all material respects with the 1940 Act;

(y)                the shares of capital stock of the Fund, including the Shares, conform in all material respects to the statements relating thereto contained in the Registration Statement and the Prospectus;

(z)                except as disclosed in the Prospectus, there are no persons with registration or other similar rights to have any equity or debt securities, including securities which are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Fund under the Securities Act, except for those registration or similar rights which have been waived with respect to the offering contemplated by this Agreement, all of which registration or similar rights are fairly summarized in the Prospectus;

(aa)             the Shares to be issued by the Fund pursuant to this Agreement have been duly authorized for issuance, sale and delivery pursuant to this Agreement and, when issued and delivered by the Fund against payment therefor in accordance with the terms of this Agreement, the Shares will be duly and validly issued and fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance, sale and delivery of the Shares by the Fund are not subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right of stockholders arising by operation of law, under the Charter Documents of the Fund, or under any agreement to which the Fund is a party or otherwise;

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(bb)            the Fund has filed a registration statement on Form 8-A pursuant to Section 12(b) of the Exchange Act to register its Common Stock, and the Form 8-A is effective;

(cc)             the Common Stock has been duly listed on the New York Stock Exchange under the ticker symbol “PDCC.” The Fund has not received any notice that it is not in compliance with the listing or maintenance requirements of the New York Stock Exchange with respect to the Common Stock. The Fund believes that it is, and has no reason to believe that it will not in the foreseeable future continue to be, in material compliance with all such listing and maintenance requirements. Prior to their issuance, the Shares will have been approved for listing, subject to official notice of issuance;

(dd)            the Fund has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted, or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Fund to facilitate the issuance, sale or resale of the Shares;

(ee)             the Fund is not required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act, or the rules and regulations thereunder (the “Exchange Act Regulations”);

(ff)               any certificate signed by any officer of the Fund delivered to the Placement Agent or to counsel for the Placement Agent pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Fund to the Placement Agent as to the matters covered thereby;

(gg)            the form of the certificate used to evidence the Common Stock, if any, complies in all material respects with all applicable statutory requirements and with any applicable requirements of the Charter Documents of the Fund;

(hh)            the Fund has good and marketable title in fee simple to all real property, if any, and good title to all personal property owned by it free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in the Registration Statement and the Prospectus or such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Fund; and any real property and buildings held under lease by the Fund are held under valid, existing and enforceable leases, with such exceptions as are disclosed in the Registration Statement and the Prospectus or are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Fund;

(ii)               the descriptions in each of the Registration Statement and the Prospectus of any legal or governmental proceedings, contracts, leases and other legal documents therein described present fairly the information required to be described therein by the Securities Act and the Securities Act Regulations, and there are no legal or governmental proceedings, contracts, leases, or other documents of a character required to be described in each of the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Securities Act or the Securities Act Regulations; all agreements between the Fund and third parties expressly referenced in the Prospectus are legal, valid and binding obligations of the Fund, enforceable against the Fund in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles;

(jj)               the statements in the Registration Statement and the Prospectus under the headings “Prospectus Summary – Operating and Regulatory Structure,” “The Adviser and the Administrator –Investment Advisory Agreement – Base Management Fee and Incentive Fee,” “U.S. Federal Income Tax Matters,” “Description of Our Capital Stock” and “Regulation as a Closed-End Management Investment Company” and insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate in all material respects;

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(kk)            the expense summary information set forth in the Prospectus in the “Fees and Expenses” Table has been prepared in accordance with the requirements of Form N-2 and any fee projections or estimates, if applicable, are reasonably based and comply in all material respects with the requirements of Form N-2;

(ll)               there are no contracts or documents that are required to be described in the Registration Statement and the Prospectus or to be filed as exhibits to the Registration Statement that have not been so described, filed or incorporated by reference as required. All descriptions of contracts or documents described in the Registration Statement and the Prospectus are accurate and complete in all material respects;

(mm)        the Fund owns or possesses adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, other intangible property rights and know-how (collectively “Intellectual Property”), as are necessary to entitle the Fund to conduct the Fund’s business described in the Prospectus, except where the failure to own, license or have such right would not reasonably be expected to have a Material Adverse Effect; and the Fund has not received written notice of any infringement of or conflict with (and the Fund does not know of any such infringement of or conflict with) asserted rights of others with respect to any Intellectual Property which would reasonably be expected to have a Material Adverse Effect;

(nn)            the Fund has established and maintains disclosure controls and procedures (as such term is defined in Rule 30a-3 under the 1940 Act), which (i) are designed to ensure that material information relating to the Fund, including its consolidated subsidiaries, if any, is made known to the Fund’s principal executive officer and its principal financial officer by others within those entities to allow timely decisions regarding such disclosures, and (ii) are effective to perform the function for which they were established;

(oo)            the Fund maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations and with the investment objectives, policies and restrictions of the Fund and the applicable requirements of the 1940 Act and the Internal Revenue Code of 1986, as amended (the “Code”); (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States to calculate net asset value, to maintain asset accountability and to maintain compliance in all material respects with books and records requirements under the 1940 Act; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as otherwise disclosed in the Prospectus, to the knowledge of the Fund, there is no (i) significant deficiency or material weakness in the design or operation of its internal controls over financial reporting which are reasonably likely to adversely affect the Fund’s ability to record, process, summarize and report financial information to management and the Fund’s board of directors, or (ii) fraud, whether or not material, that involves management or other employees who have a significant role in the Fund’s internal control over financial reporting;

(pp)            except as otherwise disclosed in the Registration Statement and the Prospectus, the Fund does not have any off-balance sheet transactions, arrangements, obligations (including contingent obligations), or any other similar relationships with unconsolidated entities or other persons;

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(qq)            the Fund has filed on a timely basis all necessary federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof or has obtained extensions of time from the relevant taxing authority for filing any return that has not been filed (and such extension of time has not expired) and has paid all taxes shown as due thereon except for any tax that is being contested in good faith and that is adequately provided for on the books of the Fund; and no tax deficiency has been asserted against the Fund, nor does the Fund know of any tax deficiency which is likely to be asserted against the Fund which, if determined adversely to the Fund, would reasonably be expected to have a Material Adverse Effect; and all tax liabilities are adequately provided for on the books of the Fund;

(rr)               the Fund maintains insurance (issued by insurers of recognized financial responsibility) against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; all policies of insurance insuring the Fund or its business, assets, employees, officers and directors, including the Fund’s directors and officers errors and omissions insurance policy and its fidelity bond required by Rule 17g-1 under the 1940 Act, are in full force and effect; the Fund is in compliance with the terms of such policies and fidelity bond in all material respects; and there are no claims by the Fund under any such policies or fidelity bond as to which any insurance company is denying liability or defending under a reservation of rights clause; the Fund has not been refused any insurance coverage sought or applied for; and the Fund has no reason to believe that it will not be able to renew its existing insurance coverage and fidelity bond as and when such coverage and fidelity bond expires or to obtain similar coverage and fidelity bond from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement and the Prospectus;

(ss)              the Fund is not in violation of nor has it received notice of any violation with respect to any law, rule, regulation, order, decree or judgment applicable to its business, including those relating to transactions with affiliates, except for those violations that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(tt)               neither the Fund nor the Adviser or, to the knowledge of the Fund or the Adviser, any officer, director, agent or employee purporting to act on behalf of the Fund, the Adviser, has at any time, directly or indirectly, (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law (including the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), (iii) engaged in any transactions or maintained any bank account on behalf of the Fund or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Fund, (iv) violated any provision of the FCPA, or any applicable law or regulation thereunder, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law or (v) made any other unlawful payment. The Fund has instituted and maintained policies and procedures designed to ensure compliance with the FCPA and any other applicable anti-corruption law;

(uu)            except as disclosed in the Prospectus, the Fund (i) does not have any material lending or other relationship with any bank or lending affiliate of the Placement Agent and (ii) does not intend to use any of the proceeds from the sale of the Shares hereunder to repay any outstanding debt owed to any affiliate of the Placement Agent;

(vv)            except as otherwise disclosed in the Prospectus, there are no outstanding loans, extensions of credit or advances or guarantees of indebtedness by the Fund to or for the benefit of any of the officers, directors or affiliates of the Fund or any of the members of the families of any of them;

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(ww)         all securities issued by the Fund or any trusts established by the Fund have been or will be issued and sold in compliance with (i) all applicable federal, state foreign and local securities laws, (ii) the laws of the applicable jurisdiction of incorporation of the issuing entity and (iii) to the extent applicable to the issuing entity, the requirements of the New York Stock Exchange;

(xx)            the Fund has (i) appointed a Chief Compliance Officer and (ii) adopted and implemented written policies and procedures reasonably designed to prevent violation of the Federal Securities Laws (as that term is defined in Rule 38a-1 under the 1940 Act) by the Fund, including policies and procedures that provide oversight of compliance by each investment advisor, administrator and transfer agent of the Fund;

(yy)            the Fund has filed the Notification of the registration of the Fund as an investment company under the 1940 Act;

(zz)             any statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Fund believes to be reliable and accurate, and the Fund has obtained the written consent to the use of such data from such sources to the extent required;

(aaa)          except with respect to the Placement Agent, the Fund has not incurred any liability for any finder’s fees or similar payments in connection with the transactions contemplated hereby;

(bbb)        to the Fund’s and the Adviser’s knowledge, there are no affiliations or associations between any member of FINRA and any of the Fund’s officers, directors or 5% or greater securityholders, except as disclosed in writing to the Placement Agent in connection with information that may be required to be provided to FINRA, and none of the Fund or the Adviser has any material lending or other relationship with a bank or lending institution affiliated with any of the Placement Agent, except as set forth in the Registration Statement and the Prospectus;

(ccc)          no relationship, direct or indirect, exists between or among the Fund on the one hand, and the directors, officers, stockholders, customers or suppliers of the Fund on the other hand, which is required by the Securities Act and the Securities Act Regulations to be described in the Registration Statement and the Prospectus and which is not so described;

(ddd)        the Fund has not distributed and, prior to the completion of the distribution of the Shares, will not distribute any offering material in connection with the transactions contemplated herein other than the Prospectus to which the Placement Agent has consented;

(eee)          the Fund does not have any employees; to the knowledge of the Fund and the Adviser, there are no existing or threatened labor disputes with the employees of the Adviser which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and none of the Fund or the Adviser is aware of any plans of any executive, key employee or significant group of employees of the Adviser to terminate their employment;

(fff)            the Fund has not taken, directly or indirectly, any action designed to or that would be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock or any other “reference security” (as defined in Rule 100 of Regulation M) whether to facilitate the sale or resale of these securities or otherwise, and has taken no action which would directly or indirectly violate Regulation M. The Fund acknowledges that the Placement Agent may engage in passive market making transactions in the shares of Common Stock on the New York Stock Exchange in accordance with Regulation M;

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(ggg)        the Fund and its officers and directors, in their capacities as such, are in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated thereunder with which any of them is required to comply;

(hhh)        the Fund intends to direct the investment of the Net Proceeds (as defined below) of the sale of Shares from the sale of the Placement Securities to conduct its activities in such a manner as to comply with the requirements for qualification and taxation as a regulated investment company (“RIC”) under Subchapter M of the Code; the Fund has been and is currently in compliance with the requirements of Subchapter M of the Code necessary to qualify as a RIC and intends to be treated as a RIC under Subchapter M of the Code for any taxable year in which the Fund is an investment company registered under the 1940 Act;

(iii)             neither the Fund nor the Adviser nor, to the knowledge of the Fund, any of their respective directors, officers, agents, employees or affiliates is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions,” and each such subject or target, a “Sanctioned Person”), nor is the Fund or the Adviser located, organized, or resident in a country or territory that is the subject or the target of Sanctions, including Russia, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine, any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Crimea, Cuba, Iran, North Korea and Syria, that broadly prohibit dealings with that country or territory (each, a “Sanctioned Territory”); and the Fund will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding or facilitation, is a Sanctioned Person or Sanctioned Territory in each case, in any manner that will result in a violation by any person (including any person participating in the transaction, whether as initial purchaser, advisor, investor, or otherwise) of Sanctions;

(jjj)             the operations of the Fund are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Money Laundering Control Act of 1986, as amended, the Bank Secrecy Act, as amended, the United and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT Act) of 2001, and any other money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”), except for any such non-compliance as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and no action, suit or proceeding by or before any Governmental Authority or any arbitrator involving the Fund with respect to the Money Laundering Laws is pending or, to the Fund’s knowledge, threatened;

(kkk)        as required by the Financial Crimes Enforcement Network within the U.S. Department of the Treasury, the Fund has delivered to the Placement Agent, on or prior to the date of execution of this Agreement, such beneficial ownership certifications and information as the Placement Agent may have requested, together with copies of identifying documentation, and the Fund undertakes to provide such additional information and supporting documentation as the Placement Agent may reasonably request in connection with the certification of the foregoing certification; and

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(lll)             at the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Fund or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Fund was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Fund be considered an ineligible issuer.

SECTION 5.          Representations and Warranties of the Adviser. The Adviser represents and warrants to, and agree with, the Placement Agent as of each Applicable Time and as of each Settlement Date, as follows:

(a)                the Adviser is a limited liability partnership incorporated and validly existing in good standing under the laws of England and Wales, with the requisite limited liability partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly qualified to transact business and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to have an Adviser Material Adverse Effect (as defined below);

(b)                the Adviser is duly registered with the Commission as an investment adviser under the Advisers Act and is registered with the appropriate state authority in all states in which it needs to be registered; the Adviser is not prohibited by the Advisers Act, the 1940 Act or any state statute from acting under the Investment Advisory Agreement, as contemplated by the Prospectus; there does not exist any proceeding, or to the Adviser’s knowledge, any facts or circumstances the existence of which could lead to any proceeding which might materially and adversely affect the registration of the Adviser with the Commission or any applicable state regulatory authority;

(c)                the Adviser has or had the requisite limited liability partnership power and authority to enter into this Agreement and the Investment Advisory Agreement; the execution and delivery of, and the performance by the Adviser of its obligations under, this Agreement and the Investment Advisory Agreement have been duly and validly authorized by the Adviser; and this Agreement and the Investment Advisory Agreement have been duly executed and delivered by the Adviser, and each such agreement constitutes the valid and legally binding agreement of the Adviser, enforceable against the Adviser in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws and subject to the qualification that the enforceability of the Adviser’s obligations hereunder and thereunder may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles;

(d)                the Investment Advisory Agreement is in full force and effect and neither the Adviser nor, to the knowledge of the Adviser, any other party to the Investment Advisory Agreement is in default thereunder, and, no event has occurred which with the passage of time or the giving of notice or both would constitute a default by the Adviser under such document;

(e)                the Adviser has the financial, human and other resources available to it necessary for the performance of its services and obligations as contemplated in the Prospectus and under this Agreement and the Investment Advisory Agreement, as applicable;

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(f)                 no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Adviser or the Adviser’s property is pending or, to the knowledge of the Adviser, threatened that (i) is required to be described in the Prospectus that is not so described as required, (ii) would reasonably be expected to have a material adverse effect on the ability of the Adviser to fulfill its obligations hereunder or under the Investment Advisory Agreement, or (iii) would reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Adviser, whether or not arising from transactions in the ordinary course of business (an “Adviser Material Adverse Effect”), except as set forth in or contemplated in the Prospectus;

(g)                the Adviser is not in breach of, or in default under (and no event has occurred which with notice, lapse of time, or both would constitute a breach of, or default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or part of such indebtedness under), its Charter Documents or in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Adviser is a party or by which any of the Adviser or the Adviser’s properties is bound or affected, except for such breaches or defaults which would not, individually or in the aggregate, reasonably be expected to have an Adviser Material Adverse Effect;

(h)                since the respective dates as of which information is given in the Prospectus, except as otherwise stated therein, (i) there has been no event, circumstance or change that has had, or would reasonably be expected to have an Adviser Material Adverse Effect; and (ii) there have been no transactions entered into by the Adviser, which are material to the Adviser other than those in the ordinary course of its business as described in the Prospectus;

(i)                 the Adviser possesses all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business in the manner described in the Prospectus, and the Adviser has not received any notice of proceedings relating to the revocation or modification thereof, except where the failure to possess any such licenses, certificates, permits or other authorizations, or the revocation or modification thereof, would not, individually or in the aggregate, reasonably be expected to have an Adviser Material Adverse Effect and would not reasonably be expected to have an Adviser Material Adverse Effect on the transactions contemplated by this Agreement;

(j)                 there are no actions, suits, arbitrations, claims, proceedings, inquiries or investigations pending or, to the knowledge of the Adviser, threatened against the Adviser, or any of the Adviser’s respective properties, or to the knowledge of the Adviser, their respective directors, officers or affiliates, at law or in equity, or before or by any Governmental Authority, in each case which would reasonably be expected to result in a judgment, decree, award or order having an Adviser Material Adverse Effect;

(k)                the Adviser owns or possesses adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, other intangible property rights and know-how (collectively “Adviser Intellectual Property”), as are necessary to entitle the Adviser to conduct the Adviser’s business described in the Prospectus, except where the failure to own, license or have such right would not reasonably be expected to have an Adviser Material Adverse Effect; and the Adviser has not received written notice of any infringement of or conflict with (and the Adviser does not know of any such infringement of or conflict with) the asserted rights of others with respect to any Adviser Intellectual Property which would reasonably be expected to have an Adviser Material Adverse Effect;

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(l)                 no (i) approval, authorization, consent or order of or filing with any Governmental Authority, (ii) authorization, approval, vote or other consent of any holder of securities of the Adviser or any creditor of the Adviser, or (iii) waiver or consent under any material agreement is required in connection with the Adviser’s execution, delivery and performance of this Agreement or the Fund Agreements, to the extent a party thereto, the consummation of the transactions contemplated by this Agreement (including, without limitation, the issuance and sale of the Shares), and the delivery of the Shares, other than (A) such as have been obtained, or will have been obtained at each Settlement Date with respect to the Shares issued and sold as of such Settlement Date, under the Securities Act, the Exchange Act, the 1940 Act and the Advisers Act or the New York Stock Exchange and (B) any necessary qualification under the rules and regulations of FINRA or under the securities or blue sky laws of the various jurisdictions in which the Securities are being offered by the Placement Agent;

(m)              the Adviser owns or leases or has access to all properties and assets as are necessary to the conduct of its operations as presently conducted;

(n)                neither the execution, delivery or performance by the Adviser of this Agreement or the Investment Advisory Agreement, nor the consummation of the transactions herein or therein contemplated, nor the fulfillment of the terms hereof or thereof conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Adviser pursuant to, (i) the Charter Documents of the Adviser, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Adviser is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Adviser of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Adviser or any of the Adviser’s properties, except in the case of clauses (ii) and (iii) where such breach or violation, either singly or in the aggregate, would not reasonably be expected to have an Adviser Material Adverse Effect;

(o)                the Adviser has not taken, directly or indirectly, any action designed to, or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Fund to facilitate the issuance, sale or resale of the Shares and the Adviser is not aware of any such action taken or to be taken by any affiliates of the Adviser;

(p)                the operations of the Adviser are and have been conducted at all times in compliance with applicable Money Laundering Laws, except for any such non-compliance as would not, individually or in the aggregate, reasonably be expected to have an Adviser Material Adverse Effect, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Adviser with respect to the Money Laundering Laws is pending or, to the knowledge of the Adviser, threatened;

(q)                the Adviser maintains a system of internal controls sufficient to provide reasonable assurance that (i) transactions effectuated by it under the Investment Advisory Agreement are executed in accordance with its management’s general or specific authorization and (ii) access to the Fund’s assets is permitted only in accordance with its management’s general or specific authorization;

(r)                 the Adviser (i) has adopted and implemented written policies and procedures pursuant to Rule 206(4)-7 under the Advisers Act reasonably designed to prevent violations of the Advisers Act by the Adviser; (ii) is conducting its business in compliance with all laws, rules, regulations, decisions, directives and orders except for such failure to comply which would not reasonably be expected to result in an Adviser Material Adverse Effect; and (iii) is conducting its business in compliance in all material respects with the applicable requirements of the Advisers Act;

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(s)                 the description of the Adviser and its business, and the statements attributable to the Adviser, in each of the Registration Statement and the Prospectus did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

(t)                 the Adviser is not, and after giving effect to the sale of the Shares and the application of the proceeds thereof as described in the Registration Statement and the Prospectus will not be, required to register as an “investment company” (as defined in the 1940 Act);

(u)                the Adviser maintains insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate for their respective businesses and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Adviser against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect;

(v)                any certificate signed by any officer of the Adviser and delivered to the Placement Agent or to counsel for the Placement Agent shall be deemed a representation and warranty by the Adviser to the Placement Agent as to matters covered thereby; and

(w)              the Adviser’s information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Fund, its subsidiaries (if any), and the Adviser as currently conducted. The Adviser implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect the Fund’s, its subsidiaries’ (if any) and the Adviser’s material confidential information and the integrity, continuous operation, redundancy and security of all material IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with its business, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except, in each case, as would not reasonably be expected to, individually or in the aggregate, have an Adviser Material Adverse Effect. The Fund, its subsidiaries (if any), and the Adviser are presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except, in each case, as would not reasonably be expected to, individually or in the aggregate, have an Adviser Material Adverse Effect.

SECTION 6.          Certain Covenants of the Fund and the Adviser. The Fund hereby agrees, and the Adviser hereby agrees, with the Placement Agent:

(a)                to use commercially reasonable efforts to furnish such information as may be required and otherwise to cooperate with the Placement Agent in qualifying the offering of the Shares and the sale of the Shares under the securities or blue sky laws of such jurisdictions (both domestic and foreign) as the Placement Agent may designate and to maintain such qualifications in effect as long as requested by the Placement Agent for the distribution of the Placement Securities; provided, however, that the Fund shall not be required to qualify as a foreign corporation, to subject itself to taxation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and the sale of the Shares);

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(b)                to prepare the Prospectus in a form approved by the Placement Agent and file such Prospectus with the Commission pursuant to Rule 424 of the Securities Act Regulations within the applicable time period prescribed for such filing by Rule 424 of the Securities Act Regulations and will provide evidence satisfactory to the Placement Agent of such timely filing; and to furnish promptly (and with respect to the initial delivery of such Prospectus, not later than 10:00 a.m. (New York City Time) on the day following the execution and delivery of this Agreement or on such other day as the parties may mutually agree) to the Placement Agent copies of the Prospectus (or of the Prospectus as amended or supplemented if the Fund shall have made any amendments or supplements thereto after the effective date of the Registration Statement) in such quantities and at such locations as the Placement Agent may reasonably request for the purposes contemplated by the Securities Act Regulations, which Prospectus and any amendments or supplements thereto furnished to the Placement Agent will be identical to the version transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T;

(c)                to advise the Placement Agent immediately, confirming such advice in writing, of (i) the receipt of any comments from, or any request by, the Commission for amendments or supplements to the Registration Statement or the Prospectus, or for additional information with respect thereto, (ii) when, prior to the termination of this Agreement, any amendment to the Registration Statement shall have been filed or become effective, (iii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and, if the Commission or any other government agency or authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible, (iv) any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement that becomes known to the Fund, or (v) if the Fund becomes subject to a proceeding under Section 8A of the Securities Act in connection with the distribution of the Shares contemplated herein; and, so long as a prospectus is required to be delivered in connection with this Agreement (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) (the “Prospectus Delivery Period”), to advise the Placement Agent promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and to file no such amendment or supplement to which the Placement Agent shall reasonably object in writing;

(d)                to furnish to the Placement Agent for as long as this Agreement is in effect (i) as soon as available, copies of all annual, quarterly and current reports or other communications supplied to holders of Shares, (ii) as soon as practicable after the filing thereof, copies of all reports filed by the Fund with the Commission, FINRA or any securities exchange, and (iii) such other information as the Placement Agent may reasonably request regarding the Fund (provided, however, that in each case of (i), (ii) and (iii), the filing of same with EDGAR or any successor system of the Commission shall be deemed to satisfy the obligation to furnish any material required to be furnished hereunder);

(e)                to advise the Placement Agent promptly of the happening of any event or development known to the Fund within the term of this Agreement which, in the judgment of the Fund or in the reasonable opinion of the Placement Agent or counsel for the Placement Agent, (i) would require the making of any change in the Prospectus so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) would make it necessary to amend or supplement the Prospectus in order to comply with any law and, in each case, during such time, to promptly prepare and furnish to the Placement Agent copies of the proposed amendment or supplement before filing any such amendment or supplement with the Commission and thereafter promptly furnish at the Fund’s own expense to the Placement Agent and to soliciting dealers, copies in such quantities and at such locations as the Placement Agent may from time to time reasonably request of an appropriate amendment or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not when it is so delivered, include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or so that the Prospectus will comply with applicable law;

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(f)                 to file promptly with the Commission any amendment or supplement to the Registration Statement, or the Prospectus contemplated by Section 6(e) above;

(g)                prior to filing with the Commission any amendment or supplement to the Registration Statement or the Prospectus to furnish a copy thereof to the Placement Agent and counsel for the Placement Agent and to obtain the consent of the Placement Agent (which consent shall not be unreasonably withheld or delayed) to the filing;

(h)                to furnish promptly to the Placement Agent a signed copy of the Registration Statement, as initially filed with the Commission, and of all amendments or supplements thereto (including all exhibits filed therewith) and such number of conformed copies of the foregoing (without exhibits thereto) as the Placement Agent may reasonably request;

(i)                 to timely file with the Commission any documents required pursuant to Section 13, 14, or 15(d) of the Exchange Act during the Prospectus Delivery Period in the manner and within the time periods required by the Exchange Act and the Exchange Act Regulations;

(j)                 to apply the Net Proceeds (as defined below) from the sale of the Placement Securities in accordance with its statements under the caption “Use of Proceeds” in the Prospectus;

(k)                to make generally available to its security holders, but in any event not later than the end of the fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement, an earnings statement complying with the provisions of the last paragraph of Section 11(a) of the Securities Act and Rule 158 of the Securities Act Regulations covering a period of 12 months beginning after the effective date of the Registration Statement;

(l)                 to take all necessary actions to ensure that it is in compliance with all applicable corporate governance requirements set forth in the New York Stock Exchange Listed Company Manual that are currently in effect and applicable provisions of the Sarbanes-Oxley Act and all rules and regulations promulgated thereunder that are currently in effect;

(m)              during the pendency of any Placement Notice (as amended by the corresponding Acceptance, if applicable) given hereunder, the Fund shall provide the Placement Agent notice as promptly as reasonably possible before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any Common Stock (other than Placement Securities offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire Common Stock; provided, that such notice shall not be required in connection with the (i) the issuance of securities in connection with an acquisition, merger or sale or purchase of assets described in the Prospectus or (ii) the issuance or sale of Common Stock pursuant to any dividend reinvestment plan that the Fund may adopt from time to time;

(n)                not to, and to use its best efforts to cause its officers, directors and affiliates not to, (i) take, directly or indirectly, prior to termination of the terms and arrangement contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Fund, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Fund, to facilitate the issuance, sale or resale of the Shares or (ii) sell, bid for, purchase or pay anyone (other than the Placement Agent) any compensation for soliciting purchases of the Shares;

(o)                that the Fund shall obtain or maintain, as appropriate, directors and officers liability insurance in an amount deemed advisable by the Fund in its reasonable discretion;

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(p)                that the Fund will comply with all of the provisions of any undertakings in the Registration Statement;

(q)                that the Fund will use its reasonable best efforts to meet the requirements of Subchapter M of the Code to qualify as a RIC under the Code with respect to any fiscal year in which the Fund is a registered investment company;

(r)                 that the Fund will use its reasonable best efforts to maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) material information relating to the Fund and the assets managed by the Adviser is promptly made known to the officers responsible for establishing and maintaining the system of internal accounting controls; and (ii) any significant deficiencies or weaknesses in the design or operation of internal accounting controls which could adversely affect the Fund’s ability to record, process, summarize and report financial data, and any fraud whether or not material that involves management or other employees who have a significant role in internal controls, are adequately and promptly disclosed to the Fund’s independent auditors and the audit committee of the Fund’s board of directors;

(s)                 neither the Fund, the Adviser, nor any of their affiliates (A) has taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security of the Fund to facilitate the issuance and sale or resale of the Shares, (B) has since the filing of the Registration Statement sold, bid for or purchased, or paid anyone any compensation for soliciting purchases of, Shares and (C) will not, until the completion of the distribution (within the meaning of Regulation M) of the Shares, sell, bid for or purchase, pay or agree to pay to any person any compensation for soliciting another to purchase Shares; provided that any action in connection with a dividend reinvestment plan will not be deemed to be within the terms of this Section 6(s);

(t)                 except by means of the Prospectus or as otherwise agreed by the parties, the Fund (including its agents and representatives, other than the Placement Agent in their capacity as such) will not make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405 under the Securities Act), and including without limitation any advertisement as defined in Rule 482 under the Securities Act, required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Shares hereunder; provided, that the foregoing shall not prohibit the Fund from (i) making its required filings with the Commission or the dissemination thereof as required by the federal securities laws, state law or the rules and regulations of the New York Stock Exchange and (ii) disseminating any additional sales material used in connection with the Registration Statement other than in connection with the offer and sale of the Shares hereunder;

(u)                the Fund shall set forth in the applicable Periodic Report (as defined below) with respect to the relevant period in which sales of Placement Securities were made by or through the Placement Agent under this Agreement, the amount of Placement Securities sold to or through the Placement Agent, the Net Proceeds to the Fund and the compensation paid or payable by the Fund to the Placement Agent with respect to such sales of Placement Securities. To the extent that the filing of a prospectus supplement to the Prospectus with the Commission with respect to any sales of Placement Securities becomes required under Rule 424(b) under the Securities Act, the Fund agrees that, on or before such dates as the Securities Act shall require, the Fund will (i) file a prospectus supplement to the Prospectus with the Commission under the applicable paragraph of Rule 424(b) under the Securities Act, which prospectus supplement will set forth, with regard to the relevant period, the amount of Placement Securities sold to or through the Placement Agent, the Net Proceeds to the Fund and the compensation paid or payable by the Fund to the Placement Agent with respect to such Placement Securities, and (ii) deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market. The Fund shall afford the Placement Agent and its counsel with a reasonable opportunity to review and comment upon, shall consult with the Placement Agent and its counsel on the form and substance of, and shall give due consideration to all such comments from the Placement Agent and its counsel on, any such filing prior to the issuance, filing or public disclosure thereof; provided, however, that the Fund shall not be required to submit for review (A) any portion of any periodic reports filed with the Commission other than the specific disclosure relating to any sales of Placement Securities and (B) any disclosure contained in periodic reports filed with the Commission if it shall have previously provided the same disclosure for review in connection with a previous filing; and

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(v)                if, at the time the Registration Statement can no longer be used by the Fund in accordance with the rules and regulations of the Commission, this Agreement is still in effect, the Fund will promptly file a new registration statement relating to the Shares on a proper form (including, if it is eligible to do so, an automatic shelf registration statement) in form and substance satisfactory to the Placement Agent. The Fund will take all other action necessary or appropriate to permit the offering and sale of the Shares to continue as contemplated in the expired Registration Statement. References herein to the “Registration Statement” shall include such new shelf registration statement or such new automatic shelf registration statement, as the case may be.

SECTION 7.          Sale and Delivery to Placement Agent; Settlement.

(a)                On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon the Placement Agent’s acceptance of the terms of a Placement Notice or upon receipt by the Placement Agent of an Acceptance, as the case may be, and unless the sale of the Placement Securities described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, the Placement Agent, for the period specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities in negotiated transactions or transactions that are deemed to be “at the market” offerings up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). Each of the Fund and the Adviser acknowledges and agrees that (i) there can be no assurance that the Placement Agent will be successful in selling Placement Securities, (ii) the Placement Agent will incur no liability or obligation to the Fund, the Adviser or any other person or entity if it does not sell Placement Securities for any reason other than a failure by the Placement Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities as required under this Section 7, and (iii) the Placement Agent shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise agreed by Placement Agent in the Placement Notice (as amended by the corresponding Acceptance, if applicable). In the event the Fund engages the Placement Agent for a sale of Shares that would constitute the sale of a “block” under Rule 10b-18(a)(5) under the Exchange Act or a “distribution,” within the meaning of Rule 100 of Regulation M under the Exchange Act, the Fund and the Placement Agent will agree to compensation and deliverables that are customary for the Placement Agent with respect to such transactions.

(b)                Unless otherwise specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), settlement for sales of Placement Securities will occur on the first (1st) Trading Day following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Fund on a Settlement Date against receipt of the Placement Securities sold (the “Net Proceeds”) will be equal to the aggregate offering price received by the Placement Agent at which such Placement Securities were sold, after deduction for (i) the Placement Agent’s commission, discount or other compensation for such sales payable by the Fund as calculated in accordance with the terms of Exhibit C attached hereto, and (ii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales; provided, however, that there shall be no deduction for compensation to the extent that such compensation is paid by the Adviser.

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(c)                On or before each Settlement Date, the Fund will, or will cause its transfer agent (the “Transfer Agent”) to, electronically transfer the Placement Securities being sold by crediting the Placement Agent’s or its designee’s account (provided the Placement Agent shall have given the Fund written notice of such designee prior to the Settlement Date) at The Depository Trust Fund through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. The Placement Agent will deliver the related Net Proceeds in same day funds to an account designated by the Fund prior to the Settlement Date. The Fund agrees that if the Fund, or the Transfer Agent (if applicable), defaults in its obligation to deliver Placement Securities on a Settlement Date, the Fund agrees that in addition to and in no way limiting the rights and obligations set forth in Section 11(a) hereto, it will (i) hold the Placement Agent harmless against any loss, liability, claim, damage, or expense whatsoever (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Fund or the Transfer Agent (if applicable) and (ii) pay to the Placement Agent any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

(d)                The Placement Securities shall be in such denominations and registered in such names as the Placement Agent may request in writing at least one full Trading Day before the Settlement Date. The Fund shall deliver the Placement Securities, if any, through the facilities of The Depository Trust Fund unless the Placement Agent shall otherwise instruct.

(e)                Under no circumstances shall the Fund cause or request the offer or sale of any Shares, if after giving effect to the sale of such Shares, the aggregate offering price of the Shares sold pursuant to this Agreement would exceed the lesser of (A) together with all sales of Shares under this Agreement, the Maximum Amount, (B) the amount available for offer and sale under the currently effective Registration Statement, (C) the amount authorized from time to time to be issued and sold under this Agreement by the Fund and notified to the Placement Agent in writing. Under no circumstances shall the Fund cause or request the offer or sale of any Shares pursuant to this Agreement (i) at a price lower than the minimum price authorized from time to time by the Fund and notified to the Placement Agent in writing and (ii) at a price (net of the Placement Agent’s commission, discount or other compensation for such sales payable by the Fund as calculated in accordance with the terms of Exhibit C attached hereto) lower than the Fund’s then current net asset value per share (as calculated pursuant to the 1940 Act), unless the Fund has received the requisite approval from stockholders as required pursuant to the 1940 Act. Further, under no circumstances shall the aggregate offering price of Shares sold pursuant to this Agreement, including any separate underwriting or similar agreement covering principal transactions described in this Agreement, exceed the Maximum Amount.

(f)                 Except as may be mutually agreed by the Fund and the Placement Agent, the Fund and the Placement Agent agree that no sales of Shares shall take place, and the Fund shall not request the sale of any Shares that would be sold, and the Placement Agent shall not be obligated to sell, during: the period that commences on the fifth (5th) Business Day prior to the Fund’s filing of its Periodic Reports, as applicable, and ending on the respective date on which the Fund files such Periodic Report. To the extent the Fund releases its earnings for its most recent quarterly period or fiscal year, as applicable (an “Earnings Release”), before it files with the Commission a Periodic Report, as applicable, then the Placement Agent and the Fund agree that no sales of Shares shall take place for the period beginning on the date of the Earnings Release and ending on the date of the applicable Periodic Report. Notwithstanding the foregoing, without the prior written consent of each of the Fund and the Placement Agent, no sales of Shares shall take place, and the Fund shall not request the sale of any Shares that would be sold, and the Placement Agent shall not be obligated to sell, during any period in which the Fund is in possession of material non-public information.

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SECTION 8.          Payment of Expenses.

The Fund agrees to pay or cause to be paid all costs and expenses incident to the performance of the Fund’s obligations under this Agreement, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Placement Agent and to soliciting dealers (including costs of mailing and shipment), (ii) the printing of this Agreement and any dealer agreements and furnishing of copies of each to the Placement Agent and to soliciting dealers (including costs of mailing and shipment), (iii) the qualification for the offering and the sale of the Shares under state laws that the Fund and the Placement Agent have mutually agreed are appropriate and the determination of their eligibility for investment under state law as aforesaid (including the reasonable legal fees and filing fees and other disbursements of counsel for the Placement Agent relating thereto and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Placement Agent and to soliciting dealers), (iv) filing for review of the terms of the sale of the Placement Securities by FINRA, (v) the fees and expenses of the Transfer Agent, any information agent, any transfer agent or registrar for the Shares, (vi) the fees and expenses incurred in connection with the listing of the Shares on the New York Stock Exchange, (vii) making written communications or sales materials with respect to the sale of the Placement Securities, (viii) preparing and distributing copies of the transaction documents for the Placement Agent and its legal counsel, (ix) the fees and expenses of Katten Muchin Rosenman LLP, as counsel to the Placement Agent, in an amount not to exceed (A) $75,000 in connection with due diligence and the preparation of this Agreement and (B) $40,000 per fiscal year during the term of this Agreement and (x) performing the Fund’s other obligations hereunder. Upon the request of the Placement Agent, the Fund will provide funds in advance for FINRA filing fees.

SECTION 9.          Conditions of Placement Agent’s Obligations. The respective obligations of the Fund and the Adviser, and the several obligations of the Placement Agent, hereunder are subject to the condition that the Registration Statement has become effective and at each Settlement Date no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings with respect thereto shall have been initiated or, to the Fund’s knowledge, threated by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Placement Agent.

The several obligations of the Placement Agent are subject to the following further conditions:

(a)                On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement and after the Fund:

(i)                 (A) files the Prospectus relating to the Placement Securities or amends or supplements the Registration Statement or the Prospectus relating to the Placement Securities by means of a post-effective amendment, sticker, or supplement relating to the Placement Securities; or (B) files a Rule 424 filing (other than (i) a Rule 424 filing solely to update the amount of Placement Securities sold through the Placement Agent, Net Proceeds to the Fund and the compensation payable by the Fund with respect to such Placement Securities or (ii) a Rule 424 filing solely to update management’s estimate of the Fund’s financial metrics as of the most recent month end (“Financial Metrics 424”)); and

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(ii)               files an annual report on Form N-CSR (“Annual Report”), semi-annual report on Form N-CSRS (“Semi-Annual Report”) and monthly reports on Form N-PORT or quarterly reports on Form N-30B-2, each quarter, as applicable (“Quarterly Report” and, together with the Annual Report and the Semi-Annual Report, each a “Periodic Report”), (each such date of filing of one or more of the documents referred to in clauses (i) and (ii) and any time of request by the Placement Agent shall be a “Representation Date”);

each of the Fund and the Adviser shall furnish the Placement Agent with a certificate, in the respective form attached hereto as Exhibit E (each, an “Officer’s Certificate”) within five (5) Business Days of any Representation Date. The requirement to provide a certificate under this Section 9(a) shall be waived for any Representation Date occurring at a time at which no Placement Notice (as amended by the corresponding Acceptance, if applicable) is pending, which waiver shall continue until the date the Fund delivers a Placement Notice hereunder. Notwithstanding the foregoing, if the Fund subsequently decides to sell Placement Securities following a Representation Date when the Fund relied on such waiver and did not provide the Placement Agent with a certificate under this Section 9(a), then before the Fund delivers the Placement Notice or the Placement Agent sells any Placement Securities, each of the Fund and the Adviser shall provide the Placement Agent with the applicable Officer’s Certificate, dated the date of the Placement Notice.

(b)                On or prior to the date of the first Placement Notice and within five (5) Business Days of each Representation Date with respect to which the Fund and the Adviser are obligated to deliver the applicable Officer’s Certificate for which no waiver is applicable, the Fund shall cause to be furnished to the Placement Agent written opinions of Morgan, Lewis & Bockius LLP and Morgan, Lewis & Bockius UK LLP or other counsel satisfactory to the Placement Agent (collectively, “Fund Counsel”), in form and substance reasonably satisfactory to the Placement Agent and its counsel, dated the date that the opinion is required to be delivered, substantially similar to the respective forms attached hereto as Exhibit D-1 and Exhibit D-2 modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, any such counsel may furnish the Placement Agent with a letter (a “Reliance Letter”) to the effect that the Placement Agent may rely on a prior opinion delivered under this Section 9(b) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(c)                On or prior to the date of the first Placement Notice and within five (5) Business Days of each Representation Date with respect to which the Fund and the Adviser are obligated to deliver the applicable Officer’s Certificate for which no waiver is applicable (each, a “Comfort Letter Triggering Event”), the Fund shall cause (A) its independent accountants to furnish the Placement Agent a letter (the “Comfort Letter”), dated the date the Comfort Letter is delivered, in form and substance satisfactory to the Placement Agent, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the Public Fund Accounting Oversight Board, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter and (B) the Chief Financial Officer of the Fund to furnish to the Placement Agent a certificate (the “CFO Certificate”) dated the date that the certificate is required to be delivered, in form and substance satisfactory to the Placement Agent. Notwithstanding the immediately prior sentence, and in lieu of a Comfort Letter, the Fund may deliver to the Placement Agent a certificate of the Fund’s Chief Financial Officer substantially in the form attached hereto as Exhibit F, or in such other form or forms as are acceptable to counsel for the Placement Agent (the “Alternate CFO Certificate”), (i) in the event that the Registration Statement is amended or the Prospectus supplemented to include additional unaudited financial information, including from a Semi-Annual Report or Quarterly Report, (ii) upon the filing by the Fund of a Semi-Annual Report, or (iii) upon the filing by the Fund of a Quarterly Report, on the date that such amendment to the Registration Statement is filed or that the Prospectus is so supplemented, or within three (3) Business Days of the Fund’s filing of a Semi-Annual Report or Quarterly Report, as applicable. The requirement to provide a Comfort Letter or Alternate CFO Certificate, as applicable, and a CFO Certificate under this Section 9(c) shall be waived if at the time of the Comfort Letter Triggering Event there is no Placement Notice outstanding. Notwithstanding the foregoing, if the Fund subsequently decides to issue a Placement Notice, the Fund shall provide the Placement Agent with a Comfort Letter or Alternate CFO Certificate, as applicable, and a CFO Certificate prior to the issuance of such Placement Notice.

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(d)                On or prior to the date of the first Placement Notice and within five (5) Business Days of each Representation Date with respect to which the Fund and the Adviser are obligated to deliver the applicable Officer’s Certificate for which no waiver is applicable, the Placement Agent shall have received a written opinion of Katten Muchin Rosenman LLP, in form and substance satisfactory to the Placement Agent, dated the date that the opinion is required to be delivered, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, counsel may furnish the Placement Agent with a Reliance Letter to the effect that the Placement Agent may rely on a prior opinion delivered under this Section 9(d) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(e)                At each Representation Date with respect to which the Fund or the Adviser are obligated to deliver the applicable Officer’s Certificate for which no waiver is applicable, the Fund shall have conducted due diligence sessions, in form and substance reasonably satisfactory to the Placement Agent, which shall include the participation of representatives of the management of the Fund and the independent registered public accountants of the Fund.

(f)                 Within five (5) Business Days of the Fund filing with the Commission a Financial Metrics 424, the Fund shall cause to be furnished to the Placement Agent a CFO Certificate certifying the information included in the Financial Metrics 424, in a form and substance satisfactory to the Placement Agent.

(g)                The Registration Statement shall have become effective and shall be available for (i) all sales of Placement Securities issued pursuant to all prior Placement Notices (each as amended by a corresponding Acceptance, if applicable) and (ii) the sale of all Placement Securities contemplated to be issued by any Placement Notice (as amended by the corresponding Acceptance, if applicable).

(h)                None of the following events shall have occurred and be continuing: (i) receipt by the Fund of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, including any notice objecting to the use of the Registration Statement or similar order pursuant to Section 8 of the Securities Act having been issued and proceedings therefor initiated, or to the knowledge of the Fund, threatened by the Commission; (iii) receipt by the Fund of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus untrue in any material respect or that requires the making of any changes in the Registration Statement or the related Prospectus or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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(i)                 Except as contemplated in the Prospectus, no Fund Material Effect or Adviser Material Adverse Effect shall have occurred.

(j)                 The Placement Securities shall either have been (i) approved for listing on the New York Stock Exchange, subject only to notice of issuance, or (ii) the Fund shall have filed with the New York Stock Exchange a “Supplemental Listing Application” for listing of the Placement Securities on the New York Stock Exchange at, or prior to, the issuance of any Placement Notice.

(k)                Trading in the Shares shall not have been suspended on the New York Stock Exchange.

(l)                 All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

(m)              No action, suit, proceeding, inquiry or investigation shall have been instituted or threatened by the Commission which would adversely affect the Fund’s standing as a registered investment company under the Investment Company Act or the standing of the Adviser as a registered investment adviser under the Advisers Act.

(n)                If any condition specified in this Section 9 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Placement Agent by notice to the Fund, and such termination shall be without liability of any party to any other party except as provided in Section 8 hereof and except that, in the case of any termination of this Agreement, Sections 4, 5, 11, and 12 hereof shall survive such termination and remain in full force and effect.

SECTION 10.      Termination.

(a)                The Placement Agent may terminate this Agreement by notice to the Fund, as hereinafter specified at any time if (x) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement and the Prospectus, there has been any Material Adverse Change or any development involving a prospective Material Adverse Change in the business, properties, management, financial condition or results of operation of the Fund or the Adviser, which would, in the Placement Agent’s judgment, make it impracticable or inadvisable to proceed with the sale of the Placement Securities on the terms and in the manner contemplated in the Registration Statement and the Prospectus, or (y) there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market; (ii) a suspension or material limitation in trading in the Fund’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the Placement Agent’s judgment makes it impracticable or inadvisable to proceed with the sale of the Placement Securities on the terms and in the manner contemplated in the Registration Statement and the Prospectus, or (z) there shall have occurred any downgrading, or any notice or announcement shall have been given or made of (i) any intended or potential downgrading or (ii) any watch, review or possible change that does not indicate an affirmation or improvement, in the rating accorded any securities of or guaranteed by the Fund by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Securities Act.

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(b)                The Fund shall have the right, by giving three (3) days’ notice, unless such notice is waived by the recipient, as hereinafter specified, to terminate this Agreement in its sole discretion at any time after the date of this Agreement.

(c)                The Placement Agent shall have the right, by giving three (3) days’ notice, unless such notice is waived by the recipient, as hereinafter specified, to terminate its participation in this Agreement in its sole discretion at any time after the date of this Agreement.

(d)                Unless earlier terminated pursuant to this Section 10, this Agreement shall automatically terminate upon the issuance and sale of the Maximum Amount through the Placement Agent on the terms and subject to the conditions set forth herein.

(e)                This Agreement shall remain in full force and effect unless terminated pursuant to this Section 10 or otherwise by mutual agreement of the parties.

(f)                 Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Placement Agent or the Fund, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Securities, such Placement Securities shall settle in accordance with the provisions of this Agreement.

(g)                If this Agreement is terminated pursuant to this Section 10, such termination shall be without liability of any party to any other party except as provided in Section 8 hereof, and except that, in the case of any termination of this Agreement, Sections 4, 11 and 12 hereof shall survive such termination and remain in full force and effect.

SECTION 11.      Indemnification.

(a)                Each of the Fund and the Adviser, jointly and severally, agree to indemnify, defend and hold harmless the Placement Agent and any person who controls the Placement Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the respective directors, officers, employees and agents of the Placement Agent, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, the Placement Agent or its controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or part thereof) or the Prospectus, (ii) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements made therein not misleading or (iii) any omission or alleged omission from any such Prospectus of a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading; except in each case of (i), (ii) and (iii) above insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in and in conformity with the information set forth in the last sentence of the first paragraph of Section 11(b). The indemnity agreement set forth in this Section 11(a) shall be in addition to any liability which the Fund or the Adviser may otherwise have.

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If any action is brought against the Placement Agent or its controlling person in respect of which indemnity may be sought against the Fund and the Adviser pursuant to the foregoing paragraph, the Placement Agent shall promptly notify the Fund and the Adviser in writing of the institution of such action, and the Fund and the Adviser shall assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to so notify the Fund and the Adviser will not relieve the Fund and the Adviser of any obligation hereunder, except to the extent that its ability to defend is actually impaired by such failure or delay. The Placement Agent or its controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Placement Agent or such controlling person unless the employment of such counsel shall have been authorized in writing by the Fund and the Adviser in connection with the defense of such action, or the Fund and the Adviser shall not have employed counsel to have charge of the defense of such action within a reasonable time after delivery of notice of such action or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Fund and the Adviser (in which case the Fund and the Adviser shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Fund and the Adviser and paid as incurred (it being understood, however, that the Fund and the Adviser shall not be liable for the expenses of more than one separate firm of attorneys for the Placement Agent or its controlling persons in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). In the case of any such separate firm for the Placements Agents, such firm shall be designated in writing by the Placement Agent. Anything in this paragraph to the contrary notwithstanding, the Fund and the Adviser shall not be liable for any settlement of any such claim or action effected without its consent.

(b)                The Placement Agent agrees to indemnify, defend and hold harmless each of the Fund, the Adviser, and each of their respective partners, directors, managers, members and stockholders (as the case may be), and the Fund’s officers that signed the Registration Statement, and any person who controls the Fund and/or the Adviser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which the Fund or the Adviser or any such person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or part thereof) or Prospectus, (ii) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements therein not misleading, or (iii) any omission or alleged omission from any such Prospectus of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only insofar as such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement or Prospectus in reliance upon and in conformity with information furnished in writing by or on behalf of the Placement Agent to the Fund expressly for use therein. The name of the Placement Agent set forth on the cover page of the Prospectus, and the tenth paragraph and the last paragraph under the caption “Plan of Distribution” of the Prospectus constitute the only information furnished by or on behalf of the Placement Agent to the Fund for purposes of Section 4(r) and this Section 11.

28

If any action is brought against the Fund, the Adviser or any such person in respect of which indemnity may be sought against the Placement Agent pursuant to the foregoing paragraph, the Fund, the Adviser or such person shall promptly notify the Placement Agent in writing of the institution of such action, and the Placement Agent, shall assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to so notify the Placement Agent will not relieve the Placement Agent of any obligation hereunder, except to the extent that the Placement Agent’s ability to defend is actually impaired by such failure or delay. The Fund, the Adviser or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Fund, the Adviser or such person unless the employment of such counsel shall have been authorized in writing by the Placement Agent in connection with the defense of such action or the Placement Agent shall not have employed counsel to have charge of the defense of such action within a reasonable time after delivery of notice of such action or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Placement Agent (in which case the Placement Agent shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Placement Agent and paid as incurred (it being understood, however, that the Placement Agent shall not be liable for the expenses of more than one separate firm of attorneys in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action).

(c)                If the indemnification provided for in this Section 11 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) and (b) of this Section 11 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Fund, the Adviser and the Placement Agent from the sale of the Placement Securities or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Fund, the Adviser and of the Placement Agent in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations. The relative benefits received by the Fund and the Placement Agent shall be deemed to be in the same respective proportion as the total proceeds from the offering (net of Placement Agent’s fees but before deducting expenses) received by the Fund and the total fees received by the Placement Agent, bear to the aggregate offering price of the Shares. The relative fault of the Fund, the Adviser and of the Placement Agent shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Fund, the Adviser or by the Placement Agent and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

(d)                The Fund, the Adviser and the Placement Agent agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (c)(i) and, if applicable, subsection (c)(ii), above. Notwithstanding the provisions of this Section 11, the Placement Agent shall not be required to contribute any amount in excess of the respective fees received by the Placement Agent. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)                No party shall be entitled to indemnification under this Section 11 if such indemnification of such party would violate Section 17(i) of the 1940 Act.

29

SECTION 12.      Survival. The indemnity and contribution agreements contained in Section 11 and the covenants, warranties and representations of the Fund contained in Section 4 and Section 6 of this Agreement and the warranties and representations of the Adviser contained in Section 4, Section 5 and Section 6 shall remain in full force and effect regardless of any investigation made by or on behalf of the Placement Agent, or any person who controls the Placement Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the respective directors, officers, employees and agents of the Placement Agent or by or on behalf of the Fund, its directors and officers, or any person who controls the Fund within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement, the sale and delivery of the Shares pursuant to terms of this Agreement. The Fund and the Placement Agent agree promptly to notify the others of the commencement of any litigation or proceeding against it and, in the case of the Fund, against any of the Fund’s officers and directors, in connection with the sale and delivery of the Shares pursuant to the terms of this Agreement, or in connection with the Registration Statement or the Prospectus.

SECTION 13.      Duties. Nothing in this Agreement shall be deemed to create a partnership, joint venture or agency relationship between the parties. The Placement Agent undertakes to perform such duties and obligations only as expressly set forth herein. Such duties and obligations of the Placement Agent with respect to the sale of the Placement Securities shall be determined solely by the express provisions of this Agreement, and the Placement Agent shall not be liable except for the performance of such duties and obligations with respect to the sale of the Placement Securities as are specifically set forth in this Agreement. The Fund acknowledges and agrees that: (i) any activity that the Placement Agent may undertake or have undertaken in furtherance of the sale of the Placement Securities, including any purchase and sale of the Shares pursuant to this Agreement, either before or after the date hereof, is an arm’s-length commercial transaction between the Fund, on the one hand, and the Placement Agent, on the other hand, and the Fund is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction the Placement Agent is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Fund or its affiliates, stockholders, creditors or employees or any other party; (iii) the Placement Agent has not assumed or will not assume an advisory, agency or fiduciary responsibility in favor of the Fund with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether the Placement Agent has advised or is currently advising the Fund on other matters); and (iv) the Placement Agent and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Fund and that the Placement Agent has no obligation to disclose any of such interests. The Fund acknowledges that the Placement Agent disclaims any implied duties (including any fiduciary duty), covenants or obligations arising from the Placement Agent’s performance of the duties and obligations expressly set forth herein. The Fund hereby waives and releases, to the fullest extent permitted by law, any claims that the Fund may have against the Placement Agent with respect to any breach or alleged breach of agency or fiduciary duty.

SECTION 14.      Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to Lucid Capital Markets, LLC, 570 Lexington Avenue, 40th Floor, New York, New York 10022, with a copy to Katten Muchin Rosenman LLP, 1919 Pennsylvania Avenue, NW, Suite 800, Washington, DC 20006, Attention: Vlad M. Bulkin; if to the Fund, shall be sufficient in all respects if delivered to the Fund at the offices of the Fund at 747 Third Avenue, Suite 3603, New York, New York 10017, Attention: Echo Chan, with a copy to Morgan, Lewis & Bockius LLP, 2222 Market Street, Philadelphia, PA, Attention: Sean Graber; if to the Adviser, shall be sufficient in all respects if delivered to the Adviser at the offices of the Adviser at 747 Third Avenue, Suite 3603, New York, New York 10017, Attention: Kelvin Ho, with a copy to Morgan, Lewis & Bockius LLP, 2222 Market Street, Philadelphia, PA, Attention: Sean Graber.

30

SECTION 15.      Entire Agreement; Amendment; Severability. This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto) and any other writing entered into by the parties relating to this Agreement constitute the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Fund and the Placement Agent. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement.

SECTION 16.      Governing Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

SECTION 17.      Headings. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

SECTION 18.      Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Placement Agent, each of the Fund, the Adviser and the controlling persons, directors, directors and officers referred to in Section 11 and Section 12 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation shall acquire or have any right under or by virtue of this Agreement.

SECTION 19.      Waiver of Jury Trial. The Fund and the Placement Agent each hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or any transaction contemplated hereby.

SECTION 20.      Counterparts and Electronic Signatures. This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Remainder of Page Intentionally Left Blank]

31

If the foregoing correctly sets forth the understanding among the Fund and the Adviser on the one hand, and the Placement Agent on the other, please so indicate in the space provided below for the purpose, whereupon this Agreement shall constitute a binding agreement among the Fund and the Adviser on the one hand, and the Placement Agent on the other.

Very truly yours,

PEARL DIVER CREDIT COMPANY INC.

By:	/s/ Indranil Basu
Name: Indranil Basu
Title: Chief Executive Officer

PEARL DIVER CAPITAL LLP

By:	/s/ Chandrajit Chakraborty
Name: Chandrajit Chakraborty
Title: Chief Investment Officer and Managing Partner

[Signature Page to the Equity Distribution Agreement]

Accepted and agreed to as

of the date first above written:

LUCID CAPITAL MARKETS, LLC

By:	/s/ Jeffrey Caliva
Name: Jeffrey Caliva
Title: Managing Director

[Signature Page to the Equity Distribution Agreement]

Schedule 1

Registration Statement on Form N-2 (File Nos. 333-288772 and 811-23912), filed with the United States Securities and Exchange Commission (the “SEC”) on July 18, 2025, as amended on September 16, 2025 by a pre-effective amendment, declared effective by the SEC on September 19, 2025.

Exhibit A

Form of Placement Notice

From:     [                                         ]

To:         [                                         ]

Cc:         [                                         ]

Date:     [         ], 20[     ]

Subject:          Equity Distribution—Placement Notice

Ladies and Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement by and among Pearl Diver Credit Company Inc. (the “Fund”), Pearl Diver Capital LLP and Lucid Capital Markets, LLC (the “Placement Agent”) dated [●], 2025 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), I hereby request on behalf of the Fund that the Placement Agent sell up to [ ] shares of common stock, $0.001 par value per share (the “Placement Securities”), at a minimum market price of $[ ] per share.

The time period during which sales are requested to be made shall be [ ].

No more than [ ] shares may be sold in any one trading day.

[ADDITIONAL SALES PARAMETERS MAY BE ADDED, SUCH AS SPECIFIC DATES THE PLACEMENT SECURITIES MAY NOT BE SOLD ON, THE MANNER IN WHICH SALES ARE TO BE MADE BY THE PLACEMENT AGENT, AND/OR THE CAPACITY IN WHICH THE PLACEMENT AGENT MAY ACT IN SELLING THE PLACEMENT SECURITIES (AS PRINCIPAL, AGENT, OR BOTH)]

Sincerely,

[        ]

Exhibit B

Lucid Capital Markets, LLC

Steven Kaplan	***
Jeffrey Caliva	***
Ken Brush	***

Pearl Diver Capital LLP, as Adviser to Pearl Diver Credit Company Inc.

Indranil Basu	***
Chandrajit Chakraborty	***
Michael Brown	***
Kelvin Ho	***
Paulius Leonavicius	***
Echo Chan	***

Exhibit C

Compensation

The amount of any discount, commission or other compensation, exclusive of any expense reimbursement, to be paid by the Fund to the Placement Agent shall be equal to the lesser of (i) 2.00% of the gross sales price per share from the sale of Placement Securities and (ii) the difference between the gross sale price per share from such sale of Placement Securities and the Fund’s most recently determined net asset value per share, with respect to any Placement Securities sold through the Placement Agent under the Equity Distribution Agreement.

Exhibit D-1

Opinion of Morgan, Lewis & Bockius LLP

[Exhibit D-1 omitted.]

Exhibit D-2

Opinion of Morgan, Lewis & Bockius UK LLP

[Exhibit D-2 omitted.]

EXHIBIT E-1

PEARL DIVER CREDIT COMPANY INC.

OFFICER’S CERTIFICATE

[DATE]

Each of Indranil Basu, the duly elected, qualified, and acting Chief Executive Officer of Pearl Diver Credit Company Inc., a Delaware corporation (the “Fund”), and Chandrajit Chakraborty, the duly elected, qualified, and acting Chief Financial Officer of the Fund, do hereby certify on behalf of the Fund pursuant to Section 9(a) of the Equity Distribution Agreement, dated as of September 19, 2025 (as amended, supplemented or otherwise modified from time to time, the “Equity Distribution Agreement”), by and among the Fund, Pearl Diver Capital LLP, a limited liability partnership incorporated under the laws of England and Wales and Lucid Capital Markets, LLC (the “Placement Agent”) as the placement agent, that:

1.	The representations and warranties of the Fund as set forth in the Equity Distribution Agreement in Section 4 are true and correct on and as of the date hereof, with the same force and effect as if expressly made on and as of the date hereof.

2.	The Fund has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Equity Distribution Agreement at or prior to the date hereof.

3.	No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act.

4.	Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (a) any Material Adverse Change, (b) any transaction that is material to the Fund, except transactions entered into in the ordinary course of business, (c) any change in the capital stock or outstanding indebtedness of the Fund that is material to the Fund, (d) any dividend or distribution of any kind declared, paid or made on the capital stock of the Fund, or (e) any loss or damage (whether or not insured) to the property of the Fund which has been sustained or will have been sustained which has a Material Adverse Effect.

Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Equity Distribution Agreement.

Each of Katten Muchin Rosenman LLP, counsel to the Placement Agent, and Morgan, Lewis & Bockius LLP, counsel to the Fund, is authorized to rely on this certificate in connection with opinions each such firm is rendering pursuant to the Equity Distribution Agreement.

(Signature page follows)

IN WITNESS WHEREOF, I have hereunto set my hand as of the date first written above.

PEARL DIVER CREDIT COMPANY INC.

By:
Name: Indranil Basu
Title: Chief Executive Officer

By:
Name: Chandrajit Chakraborty
Title: Chief Financial Officer

[Signature Page to Officer’s Certificate of the Fund – Equity Distribution Agreement]

EXHIBIT E-2

PEARL DIVER CAPITAL LLP

OFFICER CERTIFICATE

[DATE]

I, Indranil Basu, the duly elected, qualified, and acting Chief Executive Officer of Pearl Diver Capital LLP, a limited liability partnership incorporated under the laws of England and Wales registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Adviser”), do hereby certify on behalf of the Adviser pursuant to Section 9(a) of the Equity Distribution Agreement, dated as of September 19, 2025 (as amended, supplemented or otherwise modified from time to time, the “Equity Distribution Agreement”), by and among the Pearl Diver Credit Company Inc., a Delaware corporation, the Adviser and Lucid Capital Markets, LLC (the “Placement Agent”), as the placement agent, that:

1.	The representations and warranties of the Adviser in Sections 4 and 5 of the Equity Distribution Agreement are true and correct on and as of the date hereof, with the same force and effect as if expressly made on and as of the date hereof.

2.	The Adviser has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Equity Distribution Agreement at or prior to the date hereof.

Each of Katten Muchin Rosenman LLP, counsel to the Placement Agent, and Morgan, Lewis & Bockius LLP, counsel to the Fund, is authorized to rely on this certificate in connection with opinions each such firm is rendering pursuant to the Equity Distribution Agreement.

Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Equity Distribution Agreement.

(Signature page follows)

IN WITNESS WHEREOF, I have hereunto set my hand as of the date first written above.

PEARL DIVER CAPITAL LLP

By:
Name: Indranil Basu
Title: Chief Executive Officer

[Signature Page to Officer’s Certificate of the Adviser – Equity Distribution Agreement]

EXHIBIT E-3

PEARL DIVER CREDIT COMPANY INC.

Secretary’s Certificate

[DATE]

I, Chandrajit Chakraborty, the duly elected, qualified and acting Secretary of Pearl Diver Credit Company Inc., a Delaware corporation (the “Fund”), do hereby certify, in such capacity and not in an individual capacity, that:

1.	I am the duly appointed, qualified and presently incumbent Secretary of the Fund; I am familiar with the facts herein certified and duly authorized to certify the same, and make this Certificate in connection with the Equity Distribution Agreement, dated as of September 19, 2025 (as amended, supplemented or otherwise modified from time to time, the “Equity Distribution Agreement”), by and among the Fund, Pearl Diver Capital LLP, a limited liability partnership incorporated under the laws of England and Wales (the “Adviser”) and Lucid Capital Markets, LLC (the “Placement Agent”), as the placement agent.

2.	Attached hereto as Exhibit A is a true, correct and complete copy, certified by the appropriate authority of the State of Delaware, of the Amended and Restated Certificate of Incorporation, dated November 4, 2024 (the “Certificate of Incorporation”) of the Fund, as in full force and effect on the date hereof. No further amendment or other modification to the Certificate of Incorporation has been authorized and no action has been taken by the Fund or its stockholders, directors, or officers in contemplation of any such amendment.

3.	Attached hereto as Exhibit B is a true, correct and complete copy of the Bylaws (the “Bylaws”) of the Fund, as in full force and effect on the date hereof. No amendment or other document relating to or affecting the Bylaws has been taken by the Fund or its stockholders, directors or officers since the adoption of the Bylaws and no action has been taken by the Fund or its stockholders, directors, or officers in contemplation of any amendment to or modification of the Bylaws after the date hereof.

4.	Attached hereto as Exhibit C is a true, correct and complete copy of the Amended and Restated Investment Advisory Agreement, dated July 12, 2024 (the “Investment Advisory Agreement”), between the Fund and the Adviser, which was duly authorized, executed and delivered by the Fund.

5.	Attached hereto as Exhibit D are true, correct and complete copies of all resolutions adopted by the Board of Directors of the Fund (the “Board”) at a meeting or by written consent, as the case may be, relating to, among other things: (i) approving the filing of the Registration Statement on Form N-2 (File Nos. 333-288772 and 811-23912) (the “Registration Statement”); (ii) approving the issuance and sale of up to $75,000,000 of Shares; (iii) approving the execution and delivery of the Equity Distribution Agreement; and (iv) all other resolutions relating to the offering in connection with the Equity Distribution Agreement; the resolutions have not been amended, modified or rescinded and remain in full force and effect on the date hereof; such resolutions are the only resolutions adopted by the Board relating to the offering in connection with the Equity Distribution Agreement and/or the Registration Statement; at any time when the Board relied upon the relief provided by the Chief Counsel’s Office of the Commission’s Division of Investment Management in Investment Company Act Release Nos. 33824 and 33897 (“Virtual Meeting Relief”), the Board complied with the conditions set forth in the Virtual Meeting Relief.

6.	The minute books and records of the Fund relating to all proceedings of the stockholders and the Board and all committees thereof made available to Morgan, Lewis & Bockius LLP, counsel to the Fund (“Morgan Lewis”), and Katten Muchin Rosenman LLP, counsel to the Placement Agent (“Katten”), are the original minute books and records of the Fund, or are true and correct copies thereof, complete in all material respects. The documents of the Fund made available to Morgan Lewis and Katten in connection with their due diligence review of the Fund were true and correct in all material respects. There have been no material changes, additions or alterations in said minute books and records nor any changes to any documents outside the ordinary course of the Fund’s business, whether or not such minute books, records or documents were disclosed or provided to Morgan Lewis and Katten in writing.

7.	Each of (i) the Registration Statement, (ii) the Equity Distribution Agreement, and (iii) the Investment Advisory Agreement is substantially in the form presented to and approved by the Board. Such approval has not been amended, modified or rescinded and remains in full force and effect.

8.	No proceeding for the liquidation, merger, consolidation or dissolution of the Fund, or for the sale, lease or other transfer of all or substantially all of its assets, is pending or, to my knowledge, is contemplated by the Fund.

9.	Each person who, as an officer or director of the Fund, signed the Registration Statement, the Equity Distribution Agreement, the Investment Advisory Agreement and any other certificates or other papers delivered to the United States Securities and Exchange Commission, and any other certificate or document delivered prior hereto or on the date hereof by the Fund in connection with the offering described in the Equity Distribution Agreement was validly elected to, and incumbent of, the office he or she purported to hold at the time of such execution, delivery and issuance and the signature of such person appearing on such document is his or her genuine signature. Each signature set forth in Exhibit E is the authentic signature of each such officer listed in such Exhibit.

10.	Morgan Lewis and Katten are each entitled to rely upon this Secretary’s Certificate in connection with any opinions given in connection with the transactions contemplated by the Equity Distribution Agreement.

Capitalized terms not defined herein shall have the meanings assigned to such terms in the Equity Distribution Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, I have executed this Certificate as of the date first written above.

By:
Name: Chandrajit Chakraborty
Title: Secretary

[Signature Page to Secretary’s Certificate of the Fund – Equity Distribution Agreement]

EXHIBIT E-4

PEARL DIVER CAPITAL LLP

SUPPLEMENTAL OFFICER’S CERTIFICATE

[DATE]

I, Indranil Basu, the duly elected, qualified, and acting Chief Executive Officer of Pearl Diver Capital LLP, a limited liability partnership incorporated under the laws of England and Wales (the “Adviser”), do hereby certify, in such capacity and not in an individual capacity, on behalf of the Adviser in connection with the Equity Distribution Agreement, dated as of September 19, 2025 (as amended, supplemented or otherwise modified from time to time, the “Equity Distribution Agreement”), by and among Pearl Diver Credit Company Inc., a Delaware corporation (the “Fund”), the Adviser and Lucid Capital Markets, LLC (the “Placement Agent”), as the placement agent, that:

1.	The Certificate of Incorporation of the Adviser, filed with the appropriate authority of England and Wales, attached hereto as Annex A, is a true and complete copy of the Certificate of Incorporation of the Adviser, as amended to date, and said Certificate of Incorporation is in full force and effect as of the date hereof and has not been modified or supplemented as of the date hereof, nor has any action been taken in furtherance of any such modifications or supplements.

2.	No proceedings looking toward the liquidation or dissolution of the Adviser have been taken or are pending, nor has the member of the Adviser taken any steps to authorize or institute any of the foregoing.

3.	The Limited Liability Partnership Agreement attached hereto as Annex B is a true and complete copy of the Limited Liability Partnership Agreement of the Adviser, as amended to date, and said Limited Liability Partnership Agreement is in full force and effect as of the date hereof and has not been modified or supplemented as of the date hereof, nor has any action been taken in furtherance of any such modifications or supplements.

4.	Attached hereto as Annex C are true, complete and correct copies of resolutions duly adopted by the members of the Adviser; such resolutions have not been amended, modified or rescinded and remain in full force and effect; and such resolutions are the only resolutions adopted by the Adviser’s members relating to the Equity Distribution Agreement.

5.	The Adviser is duly registered with the United States Securities and Exchange Commission as an investment adviser under the Investment Advisers Act of 1940, as amended.

6.	Indranil Basu and Chandrajit Chakraborty (i) are duly elected, qualified and acting officers of the Adviser holding the offices of (a) Chief Executive Officer and (b) Chief Investment Officer and Managing Partner, respectively; (ii) have the limited liability partnership authorization to act on behalf of the Adviser in such capacities and to execute and deliver the Equity Distribution Agreement and all documents and instruments executed and delivered in connection therewith; (iii) each person who, as an officer of the Adviser, signed the Equity Distribution Agreement, the Amended and Restated Investment Advisory Agreement, dated July 12, 2024 (the “Investment Advisory Agreement”), between the Fund and the Adviser, signed the Equity Distribution Agreement, the Investment Advisory Agreement, or any other document delivered in connection with the issuance by the Fund was duly elected or appointed, qualified and acting as such officer at the respective times of the signing and delivery thereof and was duly authorized to sign such document on behalf of the Adviser, and the signature of each such person appearing on each such document is the genuine signature of such officer.

7.	Each of Katten Muchin Rosenman LLP, counsel to the Placement Agent, and Morgan, Lewis & Bockius LLP, counsel to the Fund, is authorized to rely on this certificate in connection with opinions each such firm is rendering pursuant to the Equity Distribution Agreement:

Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Equity Distribution Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, I have executed this Certificate as of the date first written above.

PEARL DIVER CAPITAL LLP

By:
Name: Indranil Basu
Title: Chief Executive Officer

By:
Name: Chandrajit Chakraborty
Title: Chief Investment Officer and Managing Partner

[Signature Page to Supplemental Officer’s Certificate of the Adviser – Equity Distribution Agreement]

EXHIBIT F

PEARL DIVER CREDIT COMPANY INC. AND PEARL DIVER CAPITAL LLP

CERTIFICATE OF THE CHIEF FINANCIAL OFFICER AND CHIEF INVESTMENT OFFICER

[DATE]

I, Chandrajit Chakraborty, certify that I am the Chief Financial Officer of Pearl Diver Credit Company Inc. (the “Fund”) and the Chief Investment Officer and Managing Partner of Pearl Diver Capital LLP (the “Adviser”), I am familiar with the accounting, financial operations and financial records of the Fund and the Adviser, and I am authorized to execute this Certificate on behalf of the Fund and the Adviser.

1.	I have reviewed the Fund’s unaudited semi-annual financial statements and financial highlights as of and for the semi-annual period ended June 30, 2025 included in the Fund’s semi-annual report on Form N-CSRS (the “Semi-Annual Financial Statements”) and for purposes of this certification, have inquired of other officials of the Fund, as necessary, who have responsibility for certain financial matters.

2.	Nothing has come to my attention based on my review of the Semi-Annual Financial Statements and my inquiries of other Fund officials as stated above, that causes me to believe that:

a.	any material modifications should be made to the Semi-Annual Financial Statements for them to be in conformity with accounting principles generally accepted in the United States of America; and

b.	the Semi-Annual Financial Statements do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and the rules and regulations adopted thereunder by the United States Securities and Exchange Commission.

3.	I have reviewed the financial information circled in Exhibit A attached hereto and, to the best of my knowledge and based on my familiarity with the Fund’s accounting, operations and records systems, such disclosures are true and accurate and are based on the most recently available records of the Fund and for purposes of this certification, have inquired of other officials of the Fund, as necessary, who have responsibility for certain financial matters.

4.	I have reviewed the financial information circled in Exhibit B attached hereto and, to the best of my knowledge and based on my familiarity with the Adviser’s accounting, operations and records systems, such disclosures are true and accurate and are based on the most recently available records of the Adviser and for purposes of this certification, have inquired of other officials of the Adviser, as necessary, who have responsibility for certain financial matters.

[Signature Page Follows]

IN WITNESS WHEREOF, I have executed this Certificate as of the date first written above.

By:
Name: Chandrajit Chakraborty
Title: Chief Financial Officer and Secretary of Pearl Diver Credit Company Inc. and Chief Investment Officer and Managing Partner of Pearl Diver Capital LLP

[Signature Page to Supplemental Officer’s Certificate of the Adviser – Equity Distribution Agreement]